Exhibit 10.28

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

MASTER REPURCHASE AGREEMENT

Dated as of December 9, 2010,

among

PENNYMAC CORP., PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC and PENNYMAC LOAN SERVICES, LLC.

and

CITIBANK, N.A.

This AMENDMENT NUMBER TWO (this “Amendment Number Two”) is made this 8th day of December, 2011, among PENNYMAC CORP. and PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each, a “Seller” and jointly and severally, the “Seller” or “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of December 9, 2010, among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to extend the Termination Date under the Agreement for ninety days and to provide for the payment of a pro-rated Commitment Fee for such period, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that Sellers are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.         Amendments.  (a) Effective as of December 8, 2011, Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean March 7, 2012 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)           Effective as of December 8, 2011, Section 2 of the Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Extended Additional Commitment Fee” shall have the meaning assigned such term in the Pricing Side Letter.

“Installment Payment” shall have the meaning assigned such term in the Pricing Side Letter.

(c)           Effective as of December 8, 2011, Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from December 8, 2011 to March 7, 2012, Seller agrees to pay to Buyer the Extended Additional Commitment Fee.  Payment of the Extended Additional Commitment Fee shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer in three monthly payments, each in an amount equal to the Installment Payment.  The Installment Payments are respectively due on December 8, 2011, January 9, 2012 and February 8, 2012.  Buyer may, in its sole discretion, net such Extended Additional Commitment Fee (or any portion thereof) from the proceeds of any Purchase Price paid to any Seller. The Extended Additional Commitment Fee is and shall be deemed to be fully earned and non-refundable when paid.

SECTION 2.         Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Two (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 3.         Representations.  Sellers hereby represent to Buyer that as of the date hereof, Sellers are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 4.         Binding Effect; Governing Law.  This Amendment Number Two shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER TWO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 5.         Counterparts.  This Amendment Number Two may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6.         Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Two need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Two to be executed and delivered by their duly authorized officers as of the day and year first above written.

PENNYMAC CORP.
(Seller)

		By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer

PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC
(Seller)

		By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Chief Financial Officer and Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

		By:	/s/ Anne D. McCallion
		Name:	Anne D. McCallion
		Title:	Vice President, Finance

CITIBANK, N.A.
(Buyer)

		By:	/s/ Susan Mills
		Name:	Susan Mills
		Title:	Vice President

Acknowledged:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Anne D. McCallion
Name:	Anne D. McCallion
Title:	Chief Financial Officer

Amendment Number Two to Master Repurchase Agreement